Exhibit 99.1
For More Information Contact:
MEDIA CONTACTS:
Jose Juves
Associate Director, Public Affairs
Biogen Idec
Tel: (617) 914-6524
INVESTOR CONTACTS:
Elizabeth Woo
Vice President, Investor Relations
Biogen Idec
Tel: (617) 679-2812
BIOGEN IDEC ANNOUNCES STRATEGIC INITIATIVE TO DRIVE LONG-TERM
GROWTH AND ACCELERATE BUSINESS DEVELOPMENT ACTIVITIES
Plan Expected to Deliver Annualized Savings of $200 million to $300 million;
Includes Workforce Reduction of 17%
Business Development Commitment Increased to $200 Million Annually
Cambridge, MA and San Diego, CA, September 8, 2005 – Biogen Idec (NASDAQ: BIIB) today announced a comprehensive strategic plan to position the company for long-term growth. The plan builds on the continuing strength of the core products and expected near-term developments. The plan has three principal elements:
1.	Reducing operating expenses and enhancing economic flexibility by recalibrating Biogen Idec’s asset base, geographic site missions, staffing levels and business processes;

2.	Committing significant additional capital to external business development and research opportunities; and

3.	Changing Biogen Idec’s organizational culture to enhance innovation and support the first two elements of the plan.
“In the second quarter, Biogen Idec reported a significant increase in earnings, driven in large part by the strong performance of our AVONEX® (Interferon beta-1a) and RITUXAN® (rituximab) products. While Biogen Idec is well poised for near-term success, we believe that to continue to deliver for patients, employees, and shareholders requires a bold reshaping of the company in an effort to generate high-level, sustainable growth beyond the
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current decade,” said James C. Mullen, Biogen Idec’s President and Chief Executive Officer. “The first step in executing our new plan is to discontinue activities and programs that are unlikely to create significant value and reallocate our intellectual and financial resources to growth projects.”
The strategic plan announced today will build on several expected near-term developments, including:
•	Continuing to deliver on core business strengths, including meeting the needs of the multiple sclerosis (MS) community with AVONEX, the world’s leading MS treatment, and the needs of B-cell non-Hodgkin’s lymphomas (NHL) patients with RITUXAN, the world’s leading cancer therapeutic;

•	Discussions with regulatory authorities regarding the return of TYSABRI® (natalizumab) for people with MS in the United States (U.S.) and its potential launch in Europe;

•	The launch of RITUXAN in rheumatoid arthritis (RA) in the U.S.; and

•	The launch of PANACLAR™, known as BG-12, for psoriasis patients in Germany.
Enhanced Economic Flexibility
Reflecting a comprehensive review of its organizational structure, geographic site missions, asset base, staffing levels and business processes, Biogen Idec has taken and plans to take a series of actions aimed at reducing annual operating expenses by $200 million to $300 million.
•	Reduction of staffing levels – In conjunction with the plan announced today, the company will consolidate or eliminate certain internal management layers and staff functions, resulting in the reduction of its workforce by approximately 17%, or approximately 650 positions worldwide. These adjustments will take place across company functions, departments and sites, and are expected to be substantially implemented by year-end. Biogen Idec expects to take a pre-tax charge of between $30 million to $40 million related to severance and associated staff restructuring costs.

•	Divestment of assets – The company will seek to divest several non-core assets, including the NICO clinical manufacturing facility in San Diego, CA, property in Oceanside, CA, as well as its AMEVIVE® (alefacept) product, which had revenues of $43 million in 2004. As they occur, Biogen Idec will provide gain and loss financial information on these divestures.
Acceleration of Growth Through External Opportunities:
A key element of the strategic plan is to accelerate long-term growth through increased business development and research activities. Biogen Idec expects that the increased economic flexibility will permit it to earmark approximately $200 million a year for business development and external research opportunities starting in 2006. By comparison, the company had earmarked approximately $50 million for business development in 2005.
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Biogen Idec will consider a range of business opportunities, including the in-licensing of, and formation of collaborations around, product opportunities and the acquisition of products and companies, as well as expanding collaborative research with academic institutions and teaching hospitals. Biogen Idec believes that these corporate initiatives will enable it to significantly expand the number of potential products in its pipeline in subsequent years.
Biogen Idec has cash and cash equivalents (short- and long-term) of approximately $1.8 billion.
Organizational and Cultural Transformation
Driving future growth through business development activities such as in-licensing, collaborations and acquisitions will require certain organizational and cultural changes. This includes:
•	Modifying internal discovery and support infrastructure to maximize external opportunities;

•	Streamlining geographic site missions to leverage the Oncology Center of Excellence in San Diego, CA, the Neurology Center of Excellence in Cambridge, MA, and the manufacturing expertise and capacity in Research Triangle Park (RTP), NC;

•	Increasing the company’s capacity for external research and development and

•	Attracting, retaining, and rewarding top talent.
About Biogen Idec
Biogen Idec creates new standards of care in oncology, neurology and immunology. As a global leader in the development, manufacturing, and commercialization of novel therapies, Biogen Idec transforms scientific discoveries into advances in human healthcare. Total revenues in 2004 exceeded $2.2 billion. With patients in more than 90 countries, two blockbuster products lead Biogen Idec’s product lineup:
RITUXAN was discovered by Biogen Idec for the treatment of certain B-cell non-Hodgkin’s lymphomas (NHL). The company co-promotes the product in the United States with Genentech, Inc. In 2004, RITUXAN generated U.S. net sales of $1.57 billion of which Biogen Idec recorded $469.5 million as co-promotion profits.
AVONEX is indicated for the treatment of patients with relapsing forms of MS and is the most prescribed product in MS worldwide with close to 130,000 patients on therapy. In 2004, sales of AVONEX generated worldwide revenues of $1.42 billion.
The company has two other marketed products: ZEVALIN® (Ibritumomab tiuxetan) and AMEVIVE which were launched in 2002 and 2003, respectively.
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In November 2004, Biogen Idec, in partnership with Elan Corporation plc., received FDA approval for TYSABRI. The companies voluntarily suspended the marketing and clinical dosing of TYSABRI on February 28, 2005 based on reports of progressive multifocal leukoencephalopathy (PML), a rare and potentially fatal, demyelinating disease of the central nervous system.
For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.
Safe Harbor
This press release contains forward-looking statements regarding our growth and performance, the continuing strength of AVONEX and RITUXAN, the potential for TYSABRI, RITUXAN in RA and PANACLAR, reductions in our operating expenses and our enhanced economic flexibility, our commitment of capital to business development and research opportunities, the results of business development and research activities, our divestment of certain assets, and the effects of our broad restructuring. These statements are based on our current beliefs and expectations. A number of risks and uncertainties could cause actual results to differ materially. For example, our growth and performance, and the overall prospects for our products as well as our business development and research activities, may be affected by a number of factors, including any unexpected slowing of growth in the markets for AVONEX and RITUXAN, any change in acceptance of AVONEX and RITUXAN in key markets worldwide, the impact of reimbursement and pricing decisions related to our products, the impact of competitive products on our products, any material decreases in sales by licensees of products on which we receives royalties, the impact of litigation on us, the impact of costs related to the suspension of TYSABRI, increases in costs related to, or an inability for us to effect on acceptable terms, in-licensing, collaborations and acquisitions involving product opportunities, increases in costs related to research and development of new products as well as increases in costs related to development of existing products in new indications, an inability for us to achieve acceptable terms from third parties for assets which have been proposed for divestment, and any material issues, delays or failures related to the manufacturing or supply of our products.
Our long-term growth will depend on the successful development and commercialization of new products as well as the development and commercialization of existing products in new indications (such as RITUXAN in RA). Drug development involves a high degree of risk. For example, our plans for development programs could be negatively affected if unexpected concerns arise from existing or additional data or analysis, if regulatory authorities require additional information or further studies, or if we were to encounter other unexpected hurdles.
The potential for TYSABRI is subject to a number of risks and uncertainties. There is no assurance, for example, that we will be able to gain sufficient information to fully understand the risks associated with the product. There is also no assurance that we (or our partner, Elan Corporation plc.) will be able to resume marketing and sales of TYSABRI.
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The completion of the TYSABRI safety evaluation is also subject to a number of risks and uncertainties, including the difficulty of analyzing complex data and results, and unanticipated logistical hurdles.
For more detailed information on the risks and uncertainties associated with these forward looking statements and our other activities, see our periodic reports which we have filed with the Securities and Exchange Commission. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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